UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
April 24, 2012

UNIFI, INC.
(Exact name of registrant as specified in its charter)

New York (State or Other Jurisdiction of Incorporation)	1-10542 (Commission File Number)	11-2165495 (IRS Employer Identification No.)

7201 West Friendly Avenue Greensboro, North Carolina (Address of Principal Executive Offices)	27410 (Zip Code)

Registrant’s telephone number, including area code: (336) 294-4410

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 24, 2012, Unifi, Inc. (the “Registrant”) entered into a Commitment Letter (the “ABL Commitment Letter”) for a $150 million senior secured credit facility with Wells Fargo Bank, N.A. and Bank of America, N.A (the “ABL Facility”).  The ABL Facility will consist of a $100 million revolving credit facility (the “ABL Revolver”) and a $50 million term loan (the “ABL Term Loan”), subject to the limitations described below.  In addition, the Registrant entered into a Commitment Letter with MacKay Shields LLC, a Delaware limited liability company, solely in its capacity as investment adviser or subadviser with investment authority for certain discretionary client accounts (the “Term B Commitment Letter”) for the incurrence of a $30 million term loan (the “Term B Loan”).  Wilmington Trust, National Association will serve as administrative agent under the Term B Loan (the “Term Agent”).  The purpose of the ABL Facility and the Term B Loan is to, among other things, refinance the Registrant’s existing indebtedness including the redemption of the Registrant’s outstanding 11.5% Senior Secured Notes due 2014 (the “2014 Notes”) and to repay in full and terminate the Registrant’s current Amended and Restated Credit Agreement with Bank of America, N.A. (the “Existing Credit Agreement”).

The ABL Facility will be dated as of May 24, 2012 and is by and between Wells Fargo Bank, N.A., as Administrative Agent (the “ABL Agent”), Sole Lead Arranger and Sole Book Runner, the lenders party thereto and the Registrant and the Registrant’s subsidiary Unifi Manufacturing, Inc., a North Carolina corporation (“UMI” and together with the Registrant, the “Borrowers”).  Unifi Sales & Distribution, Inc., a North Carolina corporation, Spanco International, Inc. a North Carolina corporation, and Unifi Equipment Leasing, LLC, a North Carolina limited liability company (collectively, the “Guarantors” and together with the Borrowers, the “Loan Parties”) are guarantors pursuant to the ABL Facility.  The ABL Facility will become effective and the ABL Term Loan and initial advance under the ABL Revolver will occur on May 24, 2012 (the “Closing Date”).  The ABL Revolver and the ABL Term Loan have a maturity date of May 24, 2017.

Borrowings under the ABL Revolver will bear interest at rates per annum at either the Base Rate plus an Applicable Margin of 0.75% to 1.25% or LIBOR Rate plus an Applicable Margin of 1.75% to 2.25%.  The “Base Rate” means the greatest of (i) the prime lending rate as publicly announced from time to time by Wells Fargo Bank, N.A., (ii) the Federal Funds Rate plus 0.5%, and (iii) the LIBOR rate plus 1.0%.  The “LIBOR Rate” is available for interest periods of one, two, three or six months.  The “Applicable Margin” is based on the average quarterly excess availability under the ABL Revolver.  Under the terms of the ABL Facility, the Company is required to hedge at least $50 million of the variable interest rate exposure (so long as funded debt with variable interest rates exceeds $75 million).  The unused revolver fee is 0.25% to 0.375% of the unused Maximum Revolver Amount (as defined below).

The maximum availability under the ABL Revolver at any one time (the “Maximum Revolver Amount”) is $100 million, with the ability to request increases to the Maximum Revolver Amount, at the discretion of the participating lenders thereunder, of up to $50 million, all of which are subject to the limitation that advances under the ABL Revolver cannot exceed the Borrowing Base.  The “Borrowing Base” equals (i) 85% of the amount of the Borrowers’ eligible accounts not older than 90 days from the invoice date, plus (ii) the lesser of (a) 50% of the Maximum Revolver Amount and (b) the lesser of (1) 65% of eligible inventory and (2) 85% of the net orderly liquidation value of eligible inventory (subject to a $5,000,000 limit for eligible work-in-process inventory), minus (iii) customary reserves as determined by the ABL Agent.  As of the date of this report, the Registrant expects that the Borrowing Base as of the Closing Date would be approximately $92 million.

The ABL Term Loan is expected to be in the amount of $50 million and principal is repayable in quarterly installments of $1,800,000 commencing on September 1, 2012 and continuing on the first day of each December, March, June and September thereafter, together with a final installment of all remaining unpaid principal (and all accrued and unpaid interest) on the maturity date (or such earlier date if the ABL Term Loan is accelerated upon the occurrence of an event of default).  The ABL Term Loan bears interest at the Base Rate plus an Applicable Margin of 1.25% to 1.75% or LIBOR Rate plus an Applicable Margin of 2.25% to 2.75%.  The ABL Term Loan may be prepaid at par, in whole or in part before the maturity date in the Borrowers’ discretion.

Mandatory prepayment of the ABL Facility is required upon the occurrence of certain events including the receipt of proceeds upon certain dispositions of assets, in connection with certain extraordinary receipts, upon incurrence of certain indebtedness and in connection with an equity offering or upon a reduction in the Borrowing Base or the value of assets.

The ABL Facility will be secured (A) by a first-priority perfected security interest (i) in substantially all owned or hereafter acquired property and assets of the Loan Parties (other than the asset as to which it has a second-priority lien) and all proceeds and products thereof, subject to permitted liens and customary exceptions, and (ii) in all of the stock of (or other ownership interests in) each Loan Party (other than the Registrant) and certain subsidiaries of the Loan Parties; provided, that only 65% of the stock of (or other ownership interests in) first tier controlled foreign corporations would be pledged, together with all proceeds and products thereof, subject to the exclusion by the ABL Agent (the “ABL First Priority Collateral”), and (B) by a second-priority lien on the Registrant’s indirect limited liability company membership interest in Parkdale America, LLC (“PAL”).

The ABL Facility will include such representations and warranties to be made by the Loan Parties and their respective subsidiaries as are usual and customary for financings of this type, including representations and warranties regarding: due organization and qualification; subsidiaries; due authorization; no conflict; governmental consents; binding obligations; perfected liens; title to assets; no encumbrances; jurisdiction of organization; location of chief executive office; organizational identification number; commercial tort claims; litigation; compliance with laws; no material adverse change; fraudulent transfer; employee benefits; environmental condition; intellectual property; leases; deposit accounts and securities accounts; complete disclosure; material contracts; Patriot Act and the Office of Foreign Assets Control; indebtedness; payment of taxes; margin stock; governmental regulation; eligible accounts; eligible inventory; location of inventory and equipment; and inventory records.

The ABL Facility will include events of default that are usual and customary for facilities of this type, including: non-payment of obligations; non-performance of covenants and obligations; material judgments; bankruptcy or insolvency; any restrainment against all or a material portion of business affairs; default on other material debt; breach of any representation or warranty; limitation or termination of any guarantee with respect to the ABL Facility; impairment of security; material negative events with respect to employee benefit plans; and actual or asserted invalidity or unenforceability of any ABL Facility documentation or liens securing obligations under the ABL Facility documentation.  Upon the occurrence of an event of default, the Loan Parties’ obligations under the ABL Facility could be accelerated.

The ABL Facility contains a financial covenant that the Loan Parties would be required to maintain a Fixed Charge Coverage Ratio on a monthly basis of at least 1.05 to 1.0, in the event Excess Availability falls below the greater of $10 million or 15% of the Maximum Revolver Amount.  “Excess Availability” would be defined as (i) the lesser of the Maximum Revolver Amount or the Borrowing Base availability, minus (ii) the sum of (a) the outstanding balance of the Revolver (including Letter of Credit usage) plus (b) the aggregate amount of all payables (other than payables which are being disputed in good faith by a Loan Party) aged in excess of Borrowers past practice.

Based on the expected Borrowing Base on the Closing Date and the Registrant’s expected draw down on the ABL Revolver on the Closing Date, the Registrant expects to have Excess Availability on the Closing Date in excess of the 22.5% of the Maximum Revolver Amount, as required by the ABL Commitment Letter.

The ABL Facility will contain affirmative covenants applicable to the Loan Parties and their respective subsidiaries as are usual and customary for financings of this type, including covenants regarding: financial statements, reports, and certificates; collateral reporting; existence; maintenance of properties; taxes; insurance; inspection; compliance with laws; environmental; disclosure updates; formation of subsidiaries; further assurances; lender meetings; material contracts; employee benefits; and location of inventory and equipment.  In addition, the ABL Facility will contain negative covenants regarding the repayment of other indebtedness (except for mandatory payments of the Term B Loan as described below), payment of restricted payments and making of restricted investments unless certain conditions are met, and other covenants regarding indebtedness; liens; fundamental changes; disposal of assets; change of name; nature of business; amendments; change of control; accounting methods; transactions with affiliates; use of proceeds;  consignments; and inventory and equipment with bailees.

The Term B Loan will be consummated on the Closing Date.  The Term B Loan will have a maturity date of May 24, 2017.  The Term B Loan bears interest at a rate of LIBOR plus 7.50% (with a LIBOR floor of 1.25%) with interest payable monthly.  The Term B Loan does not amortize and prepayments are only required if PAL after-tax distributions are received by the Registrant (100% of such distributions up to the first $3 million and 50% thereafter), the Registrant sells any PAL membership interests or under certain other circumstances permitted under the intercreditor arrangements with the ABL Agent.  The Registrant may prepay the Term B Loan at any time, in whole or in part, with a call premium of 103% during the first year, 102% during the second year, 101% during the third year and at par thereafter.

The Term B Loan will be secured by a first-priority lien on the Registrant’s limited liability company membership interest in PAL and proceeds thereof and a second-priority lien on the ABL First Priority Collateral.

The Term B Loan contains representations and warranties, covenants and events of default comparable to those included in the ABL Facility.

The ABL Agent and the Term Agent have entered into an intercreditor agreement to confirm the relative priority of their respective security interests and to provide for the application, in accordance with such priorities, of the proceeds of such assets and priorities.

The conditions of the lenders’ obligations to fund the ABL Facility and the Term B Loan include the delivery of all required documents, that no event of default will occur on the Closing Date, that the Registrant will have at least $22.5 million of Borrowing Base availability under the ABL Revolver (based on April 2012 month end financials) after the initial extensions of credit and payment of all expenses required to be paid by Borrowers on the Closing Date and that there has not been the occurrence of any material adverse change.  Each of the ABL Facility and the Term B Loan are conditioned upon the consummation and performance of the other.  The closing of the ABL Facility and the Term B Loan is also subject to additional customary closing conditions and is expected to fund simultaneously with the redemption of the 2014 Notes.

Other than in respect of the ABL Commitment Letter or Term B Commitment Letter, neither the Registrant or any of its affiliates has any material relationship with any of the other parties to the ABL Commitment Letter or Term B Commitment Letter, other than (i) with respect to the Registrant’s and its affiliates’ existing credit facilities, (ii) certain client accounts of MacKay Shields LLC owns certain of the 2014 Notes, and (iii) Bank of America, N.A. and Wells Fargo Bank, N.A. have performed, and may in the future perform, for the Registrant and its affiliates, various commercial banking, investment banking, underwriting, trust and other financial advisory services, for which they have received, and will receive, customary fees and expenses.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements included herein contain forward-looking statements within the meaning of federal securities laws about Unifi, Inc.’s (the “Registrant or “Company”) financial condition and results of operations that are based on management’s current expectations, estimates and projections about the markets in which the Company operates, as well as management's beliefs and assumptions.  Words such as "expects," "anticipates," "believes," "estimates," variations of such words and other similar expressions are intended to identify such forward-looking statements. The forward-looking statements made in this report include, without limitation, statements concerning the completion and expected timing of closing the ABL Loan Facility and the Term B Loan, the Registrant's expectations regarding the expected amount of the Borrowing Base, the size of the ABL Term Loan, and the expected amount of Excess Availability.  These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's judgment only as of the date hereof.  The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.

Factors that may cause actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to, availability, sourcing and pricing of raw materials, the success of our subsidiaries, pressures on sales prices and volumes due to competition and economic conditions, reliance on and financial viability of significant customers, operating performance of joint ventures, alliances and other equity investments, technological advancements, employee relations, changes in construction spending, capital expenditures and long-term investments (including those related to unforeseen acquisition opportunities), continued availability of financial resources through financing arrangements and operations, outcomes of pending or threatened legal proceedings, negotiation of new or modifications of existing contracts for asset management and for property and equipment construction and acquisition, regulations governing tax laws, other governmental and authoritative bodies’ policies and legislation, and proceeds received from the sale of assets held for disposal.  In addition to these representative factors, forward-looking statements could be impacted by general domestic and international economic and industry conditions in the markets where the Company competes, such as changes in currency exchange rates, interest and inflation rates, recession and other economic and political factors over which the Company has no control.  Other risks and uncertainties may be described from time to time in the Company’s other reports and filings with the Securities and Exchange Commission

ITEM 8.01.	OTHER EVENTS.

On April 24, 2012, the Registrant issued a press release announcing the issuance of an irrevocable notice of redemption in full of the Registrant’s $123,722,000 aggregate principal amount outstanding of the Registrant’s 11.5% Senior Secured Notes due 2014.  A copy of the press release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits.

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

99.1	Press release of Unifi, Inc. dated April 24, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIFI, INC.

By:	/S/ CHARLES F. MCCOY
Charles F. McCoy
Vice President, Secretary and General Counsel

Dated:         April 24, 2012

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

99.1	Press release of Unifi, Inc. dated April 24, 2012